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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement No. 333-140887 of Behringer Harvard Opportunity REIT II, Inc. on Form S-11 of our report dated December 19, 2008, related to the statement of revenues and certain operating expenses of 1875 Lawrence, a multi-tenant office building located in Denver, Colorado, for the year ended December 31, 2007, our report dated July 26, 2010, related to the statement of revenues and certain operating expenses of the Palms of Monterrey, a multifamily community located in Fort Meyers, Florida, for the year ended December 31, 2009, our report dated September 2, 2010, related to the statement of revenues and certain operating expenses of Holstenplatz, an eight-story, multi-tenant office property located in Hamburg, Germany, for the year ended December 31, 2009, and our report dated September 9 2010, related to the statement of revenues and certain operating expenses of Archibald Business Center located in Ontario, California for the year ended December 31, 2009, (which reports on the statement of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements) appearing in the Current Reports on Form 8-K/A of Behringer Harvard Opportunity REIT II, Inc. dated December 19, 2008 and July 26, 2010, and on Form 8-K of Behringer Harvard Opportunity REIT II, Inc. dated September 2, 2010, and September 9, 2010, respectively, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas October 6, 2010

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  Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS